Exhibit 2.1

CONTRIBUTION AGREEMENT
dated as of October 3, 2013
by and among
STRATHSPEY CROWN HOLDINGS, LLC
EVOLUS, INC.
THE SHAREHOLDERS OF EVOLUS, INC.
AND
J. CHRISTOPHER MARMO, AS THE CONTRIBUTORS’ REPRESENTATIVE

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

i
Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBITS
Exhibit A	Parent LLC Agreement
Exhibit B	Alphaeon Stock Purchase Agreement

The following schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). Evolus, Inc. agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.

Schedule 1.1	Key Personnel
Schedule 2.1	Contributors; Shares; Parent Units
Schedule 2.2	Development Budget
Schedule 2.4	Directors
Schedule 3.8	Absence of Certain Changes
Schedule 3.9, Part (a)	Properties
Schedule 3.9, Part (b)	Properties
Schedule 3.9, Part (c)	Properties
Schedule 3.10	Litigation
Schedule 3.11, Part (b)	Material Contracts
Schedule 3.11, Part (c)	Material Contracts
Schedule 3.12	Insurance Coverage
Schedule 3.15	Intellectual Property
Schedule 3.16	Employees
Schedule 3.17, Part (a)	Environmental Matters
Schedule 3.17, Part (b)	Environmental Matters
Schedule 6.3	Employee Benefits
Schedule 6.5	Affiliate Agreements

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of October 3, 2013 by and among Strathspey Crown Holdings, LLC, a Delaware limited liability company (“Parent”), Evolus, Inc., a Delaware corporation (the “Company”), the shareholders of the Company listed on the signature pages hereto (each a “Contributor” and collectively, “Contributors”), and J. Christopher Marmo, as the Contributors’ Representative. Capitalized terms used in this Agreement without definition shall have the respective meaning given to such terms in Article I hereof.
WITNESSETH:
WHEREAS, on the terms and subject to the conditions set forth herein, Contributors desire to contribute to Parent all of the issued and outstanding shares of capital stock of the Company, consisting solely of 1,250,000 shares of Series A Preferred Stock and 10,000,000 shares of Common Stock, in exchange for 15,000 Class AA membership interests in Parent (the “Class AA Units”), which Class AA Units have an aggregate equity value of Thirty Million United States Dollars ($30,000,000), as valued by the most recent financing round of Parent, and 15,000 Class D membership interests in Parent (the “Class D Units” and together with the Class AA Units, the “Parent Units”) in a non-taxable exchange pursuant to Section 721 of the Code.
NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions.
The following terms, as used herein, have the following meanings:
“Accounting Arbitrator” has the meaning set forth in Section 2.2(d)(iii).
“Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person, or (ii) any other Person owning or controlling twenty percent (20%) or more of the outstanding voting securities of such Person. For purposes of the foregoing, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
“Affiliate Agreements” has the meaning set forth in Section 6.5.
“Alphaeon” means Alphaeon Corporation, a Delaware corporation.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Alphaeon Stock Purchase Agreement” has the meaning set forth in Section 6.7(a).
“Applicable Law” means, with respect to any Person, any federal, state or local statute, law, regulation, or other requirement of any Authority applicable to such Person or any of such Person’s respective properties or assets.
“Authority” means any governmental, regulatory or administrative body, agency or authority.
“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.2.
“Business” has the meaning set forth in Section 6.6(a).
“Business Group Employees” has the meaning set forth in Section 6.6(a).
“Bylaws” means the bylaws of the Company, as amended to the date hereof.
“Class AA Units” has the meaning set forth in the recitals.
“Class D Distributions” has the meaning set forth in Section 2.2(b).
“Class D Distribution Period” has the meaning set forth in Section 2.2(d)(i).
“Class D Distribution Statement” has the meaning set forth in Section 2.2(d)(i).
“Class D Redemption” has the meaning set forth in Section 2.2(c).
“Class D Sale Notice” has the meaning set forth in Section 6.7(a).
“Class D Sale Right” has the meaning set forth in Section 6.7(a).
“Class D Sale Right Period” has the meaning set forth in Section 6.7(a).
“Class D Shares” has the meaning set forth in Section 2.1(a).
“Class D Units” has the meaning set forth in the recitals.
“Closing” has the meaning set forth in Section 2.4(a).
“Closing Date” means the date hereof.
“Closing Deliverables” has the meaning set forth in Section 2.4(b).
“Code” means the Internal Revenue Code of 1986, as amended.
“Contract Closing” has the meaning set forth in Section 6.7(a).
“Contributing Group” has the meaning set forth in Section 9.15.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Contribution” has the meaning set forth in the recitals.
“Contributor Indemnified Parties” has the meaning set forth in Section 7.4.
“Contributors” has the meaning set forth in the Preamble to this Agreement.
“Contributors’ Representative” has the meaning set forth in Section 7.1.
“Common Stock” has the meaning set forth in Section 3.5(a).
“Company” has the meaning set forth in the preamble of this Agreement.
“Company Plans” has the meaning set forth in Section 3.19(a).
“Customer” has the meaning set forth in Section 6.6(a).
“Daewoong” means Daewoong Pharmaceutical Co., Ltd, a corporation organized and existing under the laws of the Republic of Korea.
“Daewoong Agreement” has the meaning set forth in Section 3.11(d).
“Default Date” has the meaning set forth in Section 2.2(g).
“Development” has the meaning set forth in Section 2.2(e)(i).
“Development Budget” has the meaning set forth in Section 2.2(e)(ii).
“Disclosure Schedules” has the meaning set forth in Article III.
“Environmental Claim” means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability arising out of, based on or resulting from (i) the presence or Release of any Hazardous Materials at any location, owned or operated by the Company, or (ii) circumstances forming the basis of any violation of any Environmental Law.
“Environmental Laws” means all federal, state, local and foreign laws, statutes and regulations relating to pollution or the environment, including, without limitation, those relating to Releases or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“EU” means all of the European Union member states as of the applicable time of determination.
“FDA” means the United States Food and Drug Administration, or any successor thereto.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Fundamental Representations” has the meaning set forth in Section 7.1.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as in effect on the date of this Agreement.
“Hazardous Materials” means all substances defined as Hazardous Materials, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5 or defined as such by, or regulates as such under, any Environmental Law.
“Initial Fund Date” has the meaning set forth in Section 2.2(f).
“Intellectual Property Rights” means the intellectual property and/or other proprietary rights owned, licensed, used or held for use by the Company, including, but not limited to: (i) any and all trademarks, logos, logotypes, and/or service marks, including, but not limited to, any and all common law and statutory rights therein and therefor, and further including any and all registrations thereof and applications for registration therefor; (ii) any and all corporate names, domain names, and/or trade names, including, but not limited to, any and all common law and statutory rights therein and therefor, and further including any and all registrations thereof and applications for registration therefor; (iii) any and all know-how, trade secrets, inventions, patents, patent applications and work product therefor, including, but not limited to, any and all common law and statutory rights therein and therefor; (iv) any and all copyrights, including, but not limited to, any and all common law and statutory rights therein and therefor, and further including any and all copyright registrations thereof and applications for registration of copyright therefor; and (v) any and all technical information, notes, reports, drawings, works, devices, makes, models, works-in-progress, customer lists and creations.
“Key Personnel” means the employees, contractors and other service providers listed on Schedule 1.1.
“Knowledge” means, where capitalized, the actual knowledge of J. Christopher Marmo, Scott Cannizzaro and John Gross, and the knowledge that such persons would have after reasonable inquiry; provided that, for purposes of this definition, reasonable inquiry shall not require contacting, or making inquiry of, third persons other than existing employees or consultants of the Company.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or restriction of any kind in respect of such asset.
“Losses” has the meaning set forth in Section 7.2.
“Material Adverse Effect” means an event that has or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of the Company, taken as a whole, other than with respect to any matters which, directly or indirectly, relate to or result from (i) economic, legislative, regulatory or other conditions affecting the Company or the industries in which the Company conducts business, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (iii) changes in United States generally accepted accounting principles; (iv) changes in law, rules, regulations, orders, or other binding directives issued by any Authority; (v) any change resulting from compliance by the Company with the terms of, or the taking of any action contemplated by, this Agreement or any other agreements or documents contemplated hereby; or (vi) any change resulting from the announcement of the execution of this Agreement or the transactions contemplated hereby; provided, that with respect to clauses (i) through (vi), the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse to the Company.
“Material Contract” has the meaning set forth in Section 3.11(a).
“Net Sales” means the net sales on behalf of the Company, Parent and any of their Affiliates, authorized sublicensees and assignees for Product sold to third parties other than sublicensees and assignees, as determined in accordance with GAAP applied on a consistent basis. The deductions booked by the Company, Parent or any of their Affiliates or authorized sublicensees or assignees to calculate the recorded net sales from gross sales include the following:
(i)    normal trade and cash discounts;
(ii)    amounts repaid or credited by reasons of defects, rejections, recalls or returns;
(iii)    rebates and chargebacks to customers and third parties (including, without limitation, Medicare, Medicaid, TriCare, Managed Healthcare);
(iv)    any amounts recorded in gross revenue associated with goods provided to customers for free including samples;
(v)    amounts provided or credited to customers through coupons, other discount programs and co-pay assistance programs;
(vi)    delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates;
(vii)    fee for service payments to customers for any non-separable services (including compensation for maintaining agreed inventory levels and providing information); and
(viii)    amounts received for transportation and delivery of the Product, including insurance;
provided, however, with respect to the calculation of Net Sales: (a) Net Sales only include the value charged or invoiced on the first sale to a third party and sales between or among the Company,

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Parent and any of their Affiliates, authorized sublicensees and assignees shall be disregarded for purposes of calculating Net Sales; (b) if Product is delivered to the third party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under GAAP are met; and (c) distributors shall not be considered as sublicensees or assignees.
“Parent” has the meaning set forth in the preamble of this Agreement.
“Parent Indemnified Parties” has the meaning set forth in Section 7.3.
“Parent LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Parent dated as of August 15, 2013, as amended by that certain Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Parent of even date herewith, as the same may be amended from time to time.
“Parent Units” has the meaning set forth in the recitals.
“Permitted Liens” means (i) Liens for taxes or real property assessments not due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet), (ii) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security (iii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not delinquent, for which adequate accruals or reserves have been established on the Balance Sheet and that, either individually or in the aggregate, would not, individually or in the aggregate, have a Material Adverse Effect, (iv) Liens listed on Schedule 3.9, Part (a), and (v) transfer restrictions of general applicability under applicable federal and state securities laws.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Potential Claim” has the meaning set forth in Section 7.6(b).
“Pre-Closing Tax Period” means (i) any taxable or measurement period ending on or before the Closing Date and (ii) the portion of any Straddle Period ending on and including the Closing Date.
“Preferred Stock” has the meaning set forth in the recitals.
“Proceeding” has the meaning set forth in Section 7.6(a).
“Product” means the botulinum toxin product licensed to the Company under the Daewoong Agreement.
“Pro Rata Share” means with respect to any Contributor, in the same proportion as the number of Class AA Units issued to such Contributor in connection with the Contribution as of

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

immediately following the Closing bears to the total number of Class AA Units issued to all Contributors in connection with the Contribution as of immediately following the Closing.
“Quarterly Fund Date” has the meaning set forth in Section 2.2(e)(ii).
“Real Properties” has the meaning set forth in Section 3.9(c).
“Related Party” has the meaning set forth in Section 3.11(a)(vi).
“Release” means any spilling, emitting, discharging, leaking, pumping, pouring, dumping, injecting, depositing, disposing, dispersing, leaching or migrating of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).
“Representatives” has the meaning set forth in Section 7.3.
“Restated Certificate” means the Certificate of Incorporation of the Company, as amended to the date hereof.
“Return” has the meaning set forth in Section 3.18(a).
“Securities Act” has the meaning set forth in Section 4.5(a).
“Shares” has the meaning set forth in Section 3.5(b).
“Straddle Period” means any taxable or measurement period that commences on or prior to and includes (but does not end on) the Closing Date.
“Tangible Personal Property” of a Person means all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property owned by that Person or in which that Person has any interest (including the right to use), other than the inventories and the books and records of that Person.
“Tax” means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp occupation, premium, property, obligation under escheat or unclaimed property law, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge, together with any interest or any penalty, addition to tax or additional amount imposed by any Taxing Authority, (ii) any liability of the Company for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Pre-Closing Tax Period, and (iii) any liability of the Company for the payment of any amounts of the type described in clause (i) above with respect to any other Person, whether by contract or otherwise.
“Tax Liability” has the meaning set forth in Section 3.18(g).

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Tax Proceeding” has the meaning set forth in Section 3.18(h).
“Taxing Authority” means any Authority responsible for the imposition or collection of any Tax or with which any Return is required to be filed.
“Termination Date” has the meaning set forth in Section 2.4(c).
“Territory” means the United States of America, and its territories and possessions, the EU, Australia and Canada.
“Third-Party Claim” has the meaning set forth in Section 7.6(a).
“Transaction Documents” means this Agreement, the Disclosure Schedules, other schedules to this Agreement delivered pursuant to this Agreement, the Parent LLC Agreement, the Alphaeon Stock Purchase Agreement and employment, consulting and other agreements related to the employment or engagement, as the case may be, of the Key Personnel.
“U.S. Approval” shall mean the first approval of the FDA necessary for the marketing of the Product in the United States for Glabellar indication.
ARTICLE II
CONTRIBUTION OF SHARES; DESCRIPTION OF PARENT UNITS; CLOSING
Section 2.1    Contribution of Shares.
(a)    Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Closing, each Contributor shall, and hereby does, assign, transfer, convey and deliver to Parent, free and clear of any Liens (other than any restrictions under applicable federal and state securities laws), such number and series of Shares set forth opposite such Contributor’s name on Schedule 2.1 and, in exchange therefore, Parent shall, and hereby does, issue and deliver to each Contributor, free and clear of any Liens (other than any restrictions under applicable federal and state securities laws and other than restrictions set forth in the Parent LLC Agreement), such Class AA Units set forth opposite such Contributor’s name on Schedule 2.1(a).
(b)    Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Closing, each Contributor shall, and hereby does, assign, transfer, convey and deliver to Parent, free and clear of any Liens (other than any restrictions under applicable federal and state securities laws), such number and series of Shares set forth opposite such Contributor’s name on Schedule 2.1(b) and, in exchange therefore, Parent shall, and hereby does, issue and deliver to each Contributor, free and clear of any Liens (other than any restrictions under applicable federal and state securities laws and other than restrictions set forth in the Parent LLC Agreement), such Class D Units set forth opposite such Contributor’s name on Schedule 2.1(b). The total number of Shares that the Contributors are contributing for Class D Units as set forth on Schedule 2.1(b) shall be referred to in this Agreement as the “Class D Shares.”

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 2.2    Description of Parent Units and Parent LLC Agreement. The Parent Units issued and delivered hereunder shall be duly authorized, validly issued, fully paid and non-assessable and, except as set forth in the Parent LLC Agreement, shall not be subject to any preemptive rights, rights of first refusal or other rights or restrictions in favor of any person. Assuming the accuracy of the representations set forth in Section 4.5, the issuance of the Parent Units shall be exempt from any registration requirements of the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. In connection with the issuance of the Parent Units, the Parent LLC Agreement shall include the following material terms; provided, however that the Parent Units as described herein are subject in all respects to the Parent LLC Agreement attached hereto as Exhibit A and in the event of any conflict between this Section 2.2 and the Parent LLC Agreement, the Parent LLC Agreement shall govern:
(a)    The Class AA Units shall have, in the aggregate, a deemed unreturned capital contribution of Thirty Million United States Dollars ($30,000,000) for purposes of the Parent LLC Agreement.
(b)    The Class D Units shall be entitled to distributions in the amount of the distributions received by the Parent with respect to the Class D Shares and proceeds from the sale or redemption of the Class D Shares, including all proceeds received by Parent pursuant to the Alphaeon Stock Purchase Agreement (the “Class D Distributions”); provided that such distributions shall be payable only if and to the extent that they are permitted under applicable provisions of Delaware law and the Parent LLC Agreement.
(c)    At any time following U.S. Approval, or, with the prior written consent of the Contributors’ Representative, prior to U.S. Approval, Parent shall have the right, but not the obligation, to acquire all, but not less than all, of the Class D Units for a lump-sum cash payment equal to One Hundred Forty-Five Million United States Dollars ($145,000,000) (the “Class D Redemption”), which shall be paid to the Contributors pro rata according to the amount of Class D Units owned thereby.
(d)    In the event the Contract Closing occurs, then following the Contract Closing the parties shall use the following mechanism and procedures for computing, auditing and disputing the amount of the Class D Distributions:
(i)    Not later than ninety (90) days after the end of each quarter in which Class D Distributions are payable (a “Class D Distribution Period”), Parent shall prepare and deliver to the Contributors’ Representative a statement setting forth Parent’s calculation of the Net Sales of the Product in each region, territory or jurisdiction for which Parent or any of its Affiliates has the right to market or sell the Product for such Class D Distribution Period and the amount of any Class D Distributions (together, the “Class D Distribution Statement”). Each Class D Distribution Statement shall be prepared from the books and records of the Company, and shall fairly present Net Sales of the Product for the relevant Class D Distribution Period in accordance with GAAP. Parent shall maintain at its principal place of business any and all books and records relating to the determination of the amount of the Net Sales of the Product and any Class D Distributions. The parties shall cooperate with each other in connection with, shall furnish all information as may be reasonably requested by a party, and shall provide the other parties and their

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

representatives reasonable access to such Person’s books and records and relevant personnel during the preparation of, any Class D Distribution Statement, and during the resolution of any disputes that may arise with respect to the amount of any Class D Distributions.
(ii)    If the Contributors’ Representative disagrees with any aspect of any Class D Distribution Statement, the Contributors’ Representative shall notify Parent in writing of such disagreement within thirty (30) days after delivery thereof, which notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement and provide reasonable supporting documentation for each such disagreement. During the thirty (30) day period of its review, the Contributors’ Representative shall have access to any documents, schedules or workpapers used in the preparation of the Class D Distribution Statement. Unless the Contributors’ Representative notifies Parent within such thirty (30) day period that it objects to any items set forth in such Class D Distribution Statement, such Class D Distribution Statement shall be final, conclusive and binding upon Contributors and Parent. In the event that the Contributors’ Representative so notifies Parent, after the end of such thirty (30) day period, neither the Contributors’ Representative nor Parent may introduce additional disagreements with respect to any item in the Class D Distribution Statement, or increase the amount of any disagreement, and any item not so identified shall be deemed to be agreed to by the Contributors’ Representative (on behalf of Contributors) and will be final and binding. If a dispute notice has been delivered by the Contributors’ Representative to Parent, any portions of the Class D Distributions for such Class D Distribution Period which are not in dispute shall be distributed in accordance with the Parent LLC Agreement.
(iii)    If the Contributors’ Representative and Parent are unable to resolve all disagreements properly identified within thirty (30) days after the Contributors’ Representative’s delivery to Parent of written notice of such disagreements, then such disagreements shall be submitted for final and binding resolution to an independent certified public accounting firm as mutually agreed upon by the Contributors’ Representative and Parent (the “Accounting Arbitrator”). The Accounting Arbitrator will only consider those items and amounts set forth in the Class D Distribution Statement as to which the Contributors’ Representative and Parent have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. The Accounting Arbitrator shall deliver to the Contributors’ Representative and Parent, as promptly as practicable and in any event within ninety (90) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement. The Accounting Arbitrator shall make its determination based solely on presentations and supporting material provided by the Contributors’ Representative and Parent and not pursuant to any independent review. The determination of the Accounting Arbitrator shall be final and binding upon Contributors, the Company and Parent. The fees, costs and expenses of the Accounting Arbitrator shall be borne by Contributors or Parent, as the case may be, on the basis of a determination by the Accounting Arbitrator as to whether the Contributors’ Representative or Parent was least correct (in net dollar terms) in the aggregate in its determination of the disputed items. Other than such fees and expenses of the Accounting Arbitrator, Parent and the Contributors’ Representative (on behalf of Contributors) shall each be responsible for their own costs and expenses incurred in connection with any actions taken pursuant to this Section 2.2(d).

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(e)    Until the consummation of the Class D Redemption, Parent shall:
(i)    fund all development activities related to the U.S. Approval (the “Development”) as set forth in the development budget agreed to by the Parent and the Contributor’s Representative (the “Development Budget”); and
(ii)    except as set forth in Section 2.2(f), no less than ninety (90) days prior to the beginning of each fiscal quarter of the Company (each, a “Quarterly Fund Date”), deposit an amount equal to the Development costs determined in accordance with the Development Budget, as updated from time to time in accordance with Section 2.2(j), for the next succeeding fiscal quarter into an escrow account accessible to the Company and the Contributors’ Representative to be used solely to fund the Development in accordance with the terms of the Development Budget. Until U.S. Approval, the Company, Parent and Contributors’ Representative will each cooperate in the timely preparation and updating of the Development Budget no less frequently than each fiscal quarter of the Company.
(f)    The Development Budget for the initial quarter in the amount of $770,650 is set forth in Schedule 2.2 (the “Initial Fund Amount”), $350,000 of which shall be payable by Parent to the escrow account upon the Closing, and the balance of which shall be payable by the Parent to the escrow account within sixty (60) days after the Closing Date (the “Initial Fund Date”).
(g)    In the event that: (i) Parent does not fund the Development Budget for the initial quarter as set forth in Schedule 2.2 by the Initial Fund Date or for any subsequent quarter on a Quarterly Fund Date; (ii) the Contributor’s Representative sends written notice to Parent that Parent has not funded the Development Budget within fifteen (15) days after the Initial Fund Date with respect to the initial quarter or thirty (30) days after the applicable Quarterly Fund Date with respect to each subsequent quarter; and (iii) Parent does not fund the Development Budget within thirty (30) days after the Initial Fund Date with respect to the initial quarter or within sixty (60) days after the applicable Quarterly Fund Date with respect to each subsequent quarter (the “Default Date”), then, for thirty (30) days after any Default Date, the Contributors’ Representative (on behalf of the Contributors) shall have the right, but not the obligation, to purchase all of the outstanding capital stock of the Company, and, to the extent that the Company has assigned the Daewoong Agreement to an Affiliate of the Company, Parent and the Company shall cause the Daewoong Agreement to be assigned to the Company effective prior to such purchase, in exchange for: (A) transferring to Parent one hundred percent (100%) of the Class D Units held by the Contributors; (B) transferring to Parent seventy-five percent (75%) of the Class AA Units held by the Contributors; and (C) executing a promissory note in favor of Parent to repay all expenses Parent has incurred in connection with Section 2.2(e) or 2.3 of this Agreement from Net Sales of the Product by the Company or its Affiliates until all such expenses are repaid as follows:
(i)    a quarterly payment in an aggregate amount equal to [***] percent ([***]%) of the Net Sales of the Product in the United States and its territories and possessions for each quarter (or portion thereof) following the U.S. Approval; and
(ii)    a quarterly payment in an aggregate amount equal to [***] percent ([***]%) of the Net Sales of the Product in any region, territory or jurisdiction other than the United

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

States and its territories and possessions for each quarter (or portion thereof) following the Product’s approval for any indication in such non-United States region, territory or jurisdiction for which the Company or any of its Affiliates has the right to market or sell the Product.
(h)    The parties agree to cooperate fully, as and to the extent reasonably requested by the other party, to structure the potential transactions described in this Sections 2.2(g) in the manner that results in the lowest aggregate tax liability for the Contributors and the Parent and its Affiliates, as determined by the Contributors’ Representative and the Parent, respectively.
(i)    Parent shall use the “traditional method” within the meaning of Treasury Regulations Section 1.704-3(b) with respect to the Shares contributed by Contributors.
(j)    Until U.S. Approval, the Company, Parent and Contributors’ Representative will each cooperate in the timely preparation and updating of the Development Budget no less frequently than each fiscal quarter of the Company.
Section 2.3    Payment in Respect of the Company’s Obligations to Daewoong. On the Closing Date, Parent shall contribute to the Company Three Million Five Hundred Thousand United States Dollars ($3,500,000) (the “Daewoong Payment”) to permit the Company to satisfy the Company’s obligations under the Daewoong Agreement to pay Daewoong for (i) upfront fees for the exclusive license and distribution rights to the Product for aesthetic use in the Territory and (ii) a five (5) year option to acquire the rights to the Product for therapeutic use in the Territory. The Company hereby irrevocably instructs and directs Parent to pay the Daewoong Payment directly to Daewoong in accordance with the Daewoong Agreement.
Section 2.4    Closing.
(a)    Closing Date. The closing of the Contribution and other transactions contemplated hereby (the “Closing”) to be consummated on the Closing Date shall take place remotely via the electronic exchange of documents and signatures or in such other manner, and at such time, as Parent, the Company and Contributors’ Representative (on behalf of Contributors) agree in writing.
(b)    Deliveries at Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the following Persons shall deliver or cause to be delivered the following (together, the “Closing Deliverables”):
(i)    each Contributor shall deliver:
(A)    to Parent certificates representing the Shares together with appropriate stock powers; and
(B)    the Transaction Documents to which such Contributor is a party, duly executed by such Contributor;
(ii)    the Company shall deliver:

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(A)    to Parent resignations of each director of the Company listed on Schedule 2.4, which shall be effective upon the Closing, together with evidence of the termination of the Affiliate Agreements; and
(B)    the Transaction Documents to which the Company is a party, duly executed by the Company;
(iii)    the Contributors’ Representative shall deliver the Transaction Documents to which the Contributors’ Representative is a party, duly executed by the Contributors’ Representative; and
(iv)    Parent shall deliver the Transaction Documents to which the Parent is a party, duly executed by the Parent, together with the Daewoong Payment and the Initial Fund Amount to be paid to the Company.
(c)    In the event the Closing Deliverables have not been delivered by October 15, 2013 (the “Termination Date”), this Agreement will automatically terminate unless the parties hereto agree to mutually extend the Termination Date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
Subject to the disclosure schedules attached hereto (the “Disclosure Schedules”), the Contributors, jointly and severally, hereby represent and warrant to Parent, as of the date hereof, as follows:
Section 3.1    Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, and has all corporate powers required to carry on its business as now conducted. Except as would not have a Material Adverse Effect, the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary. The Company has heretofore made available to Parent true and complete copies of the Restated Certificate of Incorporation and Bylaws.
Section 3.2    Authority to Execute and Perform Under Agreement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations under this Agreement and the other Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and the other Transaction Documents to which the Company is a party are duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, except, in each case, that enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of the rights of

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

creditors generally and (b) the availability of equitable remedies (including, without limitation, specific performance and injunctive relief) (the “Bankruptcy and Equity Exception”).
Section 3.3    Governmental Authorization; Consents. None of the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party requires any action by or in respect of, or filing with, any Authority. No consent, approval, waiver or other action by any Person under any material license, permit or other similar authorization held by Company is required or necessary for, or as a result of, the execution, delivery and performance by Company of this Agreement or any other Transaction Document to which Company is a party or the consummation by Company of the transactions contemplated hereby or thereby.
Section 3.4    Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party (a) violates any provision of the Restated Certificate or Bylaws, (b) contravenes or conflicts with or constitutes a violation of any provision of any Applicable Law, judgment, injunction, order or decree binding upon or applicable to the Company; (c) constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any material license, permit or other similar authorization held by the Company, or (d) results in the creation or imposition of any material Lien on any asset of the Company, except, in the case of clause (b), for any contraventions, conflicts, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the Contributors’ ability to consummate the transactions contemplated hereby or perform its obligations hereunder.
Section 3.5    Capitalization. The authorized capital of the Company consists of:
(a)    20,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”), 10,000,000 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.
(b)    2,500,000 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”), of which 2,500,000 shares have been designated Series A Preferred Stock (the “Series A Preferred Stock” and together with the Common Stock, the “Shares”), of which 1,250,000 are issued and outstanding.
(c)    There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All of the Shares have been offered, sold and delivered by the Company in compliance with all applicable federal and state securities laws. There are no outstanding obligations of the Company to issue, sell or transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of or that restrict the transfer of, the issued or unissued capital stock or other equity or

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ownership interests of the Company. No shares of capital stock or other equity or ownership interests of the Company have been issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable law, the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any contract to which the Company is a party or by which the Company is bound.
(d)    Schedule 2.1 is a true, complete and accurate list that sets forth the name of each Contributor of the Shares, exactly as such Contributor’s name is set forth on the share certificate(s), and the number and series of Shares held by such Contributor. The Contributors are the record and beneficial owners of the Shares, free and clear of any Liens other than transfer restrictions of general applicability under applicable state and federal securities laws. The Contributors have the right, authority and power to sell, transfer and assign the Shares to the Parent. Upon delivery of the Shares at the Closing, the Parent shall acquire good, valid and marketable title to the Shares, free and clear of any Lien other than transfer restrictions of general applicability under applicable state and federal securities laws.
Section 3.6    Subsidiaries and Other Equity Investments. The Company does not own any shares of capital stock of any corporation or any equity investment in any other Person.
Section 3.7    Material Liabilities. The Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. The books of account and financial records of the Company are true and correct and have been prepared and are maintained in accordance with sound accounting practice.
Section 3.8    Absence of Certain Changes. Except as set forth on Schedule 3.8, since the date of incorporation, the Company has conducted its business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 3.8, since the date of incorporation until the date hereof, there has not been:
(a)    any Material Adverse Effect;
(b)    any declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company, any issuance by the Company of shares of capital stock or other equity interests in, the Company, or any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding shares of capital stock or other equity interests in, the Company;
(c)    any creation or assumption by the Company of any Lien, other than Permitted Liens, on any material asset other than in the ordinary course of business consistent with past practices;

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)    except as would not have a Material Adverse Effect, any personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company;
(e)    any sale, transfer, lease to others or otherwise disposition of any of its material assets by the Company except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;
(f)    any capital expenditure by the Company in excess of an aggregate of Twenty-Five Thousand United States Dollars ($25,000);
(g)    any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property; or
(h)    any commitment or agreement to do any of the foregoing.
Section 3.9    Properties.
(a)    The Company has good and marketable title to, or in the case of leased property has valid leasehold interests in, all of its property and assets (whether real or personal, tangible or intangible) necessary for the business of the Company. Except as set forth on Schedule 3.9, Part (a), none of such property or assets is subject to any Liens except for Permitted Liens. The assets owned or leased by the Company constitute all of the assets necessary for the Company to carry on the Company’s business as currently conducted. None of the assets owned or leased by the Company is subject to any Lien other than Permitted Liens. All tangible assets owned or leased by the Company have been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.
(b)    Schedule 3.9, Part (b) sets forth, as of the date hereof, a description of each item of Tangible Personal Property leased by the Company with annual lease payments in excess of Twenty-Five Thousand United States Dollars ($25,000).
(c)    Schedule 3.9, Part (c) lists all real estate leased by the Company (collectively the “Real Properties”). All leases of Real Properties and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company or, to the Company’s Knowledge, any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or, to the Company’s Knowledge, any other party thereto. All leases of Real Properties shall remain valid and binding in accordance with their terms following the Closing. The Company does not own any real estate.
(d)    With respect to any of the Real Property leased by the Company, there is no sublease from the Company to any other Person and the Company has the right to use all material property, assets and rights that it currently uses in the operation of the business of the Company.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 3.10    Litigation. Except as set forth on Schedule 3.10, there is no action, suit, investigation or proceeding (together, “Action”) pending against or, to the Knowledge of the Company, threatened against or affecting, the Company or any of its properties, nor, to the Company’s Knowledge, is there any basis for such Action. There is no Action pending or, to the knowledge of the Company, threatened, seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the knowledge of the Company, threatened investigation by, any Authority relating to the Company, any of its properties or assets, or the transactions contemplated by this Agreement.
Section 3.11    Material Contracts.
(a)    Schedule 3.11, Part (a) lists all agreements, contracts, arrangements and commitments (collectively, “Material Contracts”) to which the Company is a party and which are currently in effect and constitute the following:
(i)    all partnership, joint venture or limited liability company contract arrangements or agreements;
(ii)    all material license agreements or agreements in respect of similar rights granted or held, except for licenses with respect to (A) pre-packaged software applications, or (B) rights to display or use the marks or names of third parties pursuant to agreements with the Company’s suppliers;
(iii)    all contracts or other documents that substantially limit the freedom of the Company to compete in any line of business or with any Person or in any geographic area;
(iv)    all agreements or other documents of the Company in respect of borrowed money, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;
(v)    any contract that requires a consent to or otherwise contains a provision relating to a “change of control,” in connection with this Agreement;
(vi)    any contract with any officer, director, or shareholder of the Company (each, a “Related Party”) or any contract with any family member or Affiliate of a Related Party;
(vii)    any contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company; and
(viii)    all contracts, agreements or other documents of the Company in respect of property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest with annual payments in excess of Twenty Five Thousand United States Dollars ($25,000).
(b)    Each Material Contract set forth on Schedule 3.11, Part (a) is a valid and binding agreement of the Company, enforceable in accordance with its terms against the Company

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

and, to the Knowledge of the Company, the other contracting party (subject to the Bankruptcy and Equity Exception), and is in full force and effect, except where the failure of any Material Contract to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the Company. Neither the Company, nor to the Knowledge of the Company, any other party thereto, is in default under the terms of any Material Contract, and the Company has made available to the Parent a copy of each Material Contract.
(c)    Except as set forth on Schedule 3.11, Part (b), no consent, approval, waiver or other action by any Person under any Material Contract listed on Schedule 3.11, Part (a) is required or necessary for, or as a result of, the execution, delivery and performance by the Company of this Agreement or any other Transaction Document to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby.
(d)    The License & Supply Agreement between the Company and Daewoong, dated as of September 30, 2013 (the “Daewoong Agreement”) is a valid and binding agreement of the Company, enforceable in accordance with its terms against the Company and Daewoong (subject to the Bankruptcy and Equity Exception), and is in full force and effect. Neither the Company nor Daewoong is in default under the terms of the Daewoong Agreement. Except as listed on Schedule 3.11(d), no consent, approval, waiver or other action by any Person under the Daewoong Agreement is required or necessary for, or as a result of, the execution, delivery and performance by the Company of this Agreement or any other Transaction Document to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby.
Section 3.12    Insurance Coverage. The Company has furnished to Parent true and complete copies of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, a list of which is set forth on Schedule 3.12. All material premiums payable under all such policies and bonds have been paid or accrued, when due or within applicable grace periods, and, except as would not have a Material Adverse Effect, the Company is otherwise in full compliance with the terms and conditions of all such policies and bonds.
Section 3.13    Compliance with Laws; No Defaults.
(a)    The Company is not in material violation of any Applicable Laws except for violations which individually or in the aggregate would not have a Material Adverse Effect.
(b)    The Company is not in default under and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any Material Contract, or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency or authority.
(c)    The Company has all material governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its property and to carry on its business as now conducted.
(d)    Since the date of incorporation, the Company has not engaged in any conduct that is prohibited under, or fails to comply with the requirements of any U.S. or California Law or

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

other Applicable Law that regulates either the manufacturing, promotion or distribution of pharmaceutical or medical device products, except for any such failures that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.
(e)    The Company has not, and no officer, director, employee or agent of the Company, has made a fraudulent statement, including, but not limited to certification, to the FDA or any other governmental regulatory body or agent thereof, failed to disclose a material fact required to be disclosed to the FDA or any other governmental regulatory body or agent thereof, or committed an act, made a statement, or failed to make a statement that would reasonably be expected to require the FDA or any other governmental regulatory body or agent thereof, to cause the Company to withdraw any product from the marketplace, to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991), or to initiate any other legal action relating to fraud, false claims, or false statements.
(f)    Neither the Company nor any of its directors, officers, or employees are debarred by the FDA or other regulatory authority.
(g)    The Company has complied in all material respects with applicable security and privacy standards regarding protected health and employee information, or any Applicable Laws relating to privacy, except for any such failures to comply that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.
Section 3.14    Brokers’ and Finders’ Fees. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of the Company who is entitled to any fee or commission from the Company in connection with the transactions contemplated by this Agreement.
Section 3.15    Intellectual Property.
(a)    Schedule 3.15 sets forth a true and complete list of all Intellectual Property Rights of the Company, identifying for each whether it is owned by or exclusively licensed to the Company.
(b)    Except as set forth in Schedule 3.15, the Company possesses all Intellectual Property Rights necessary to conduct its business as it currently operates.
(c)    Since the date of incorporation, the Company has not been sued or threatened in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that involves or involved a claim of infringement of any patent, trademark, service mark, copyright or other intellectual property rights of any other Person. To the Company’s Knowledge, there is no infringement by any Person of any Intellectual Property Rights owned by the Company. No Intellectual Property Right owned by the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)    Except as set forth in Schedule 3.15, the business of the Company as currently conducted does not infringe any Intellectual Property Rights of any third party, other than any infringement that would not have a Material Adverse Effect.
Section 3.16    Employees. There have been no written claims, written grievances, proceedings, disputes, governmental investigations or administrative proceedings of any kind against the Company of which the Company has been notified regarding its employees or employment practices, or operations as they pertain to conditions of employment. Except as set forth on Schedule 3.16, there are no current employment contracts or consulting agreements by which the Company is bound, and no deferred compensation, bonus, incentive compensation, stock option, severance or termination pay agreement or plan or any other employee benefit plan, agreement, arrangement or commitment, whether formal or informal, maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to, by the Company for the benefit of any current or former employee, officer or director of the Company, or with respect to which the Company has any liability, contingent or otherwise.
Section 3.17    Environmental Matters.
(a)    The Company and its properties are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, which are in full force and effect, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a Material Adverse Effect. The Company has not received any written communication, whether from a governmental authority, citizens’ group, employee or otherwise, alleging that the Company is not in such compliance.
(b)    There is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company which would have a Material Adverse Effect.
(c)    Notwithstanding any other provision of this Agreement, the representations and warranties made in this Section 3.17 are the sole and exclusive representations made in this Agreement by the Company with respect to environmental matters.
Section 3.18    Tax Matters.
(a)    All Tax returns, statements, reports and forms (including estimated tax returns and reports), including IRS Form TD F 90-22.1, to the extent required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company with respect to a Pre-Closing Tax Period (each a “Return” and collectively, the “Returns”), have been filed when due in accordance with all Applicable Laws, and such Returns are true, correct and complete in all material respects.
(b)    The Company has duly and timely paid in accordance with all Applicable Laws all Taxes due and payable with respect to any Pre-Closing Tax Period, and the Company has properly accrued on its books and records any Tax with respect to any Pre-Closing Tax Period not delinquent.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)    The Company has duly and timely withheld or collected, paid over and reported all Taxes required to be withheld or collected by it in any Pre-Closing Tax Period.
(d)    The charges, accruals and reserves for Taxes with respect to the Company for any Pre-Closing Tax Period (excluding any provision for deferred income taxes) are reflected on the books of the Company are adequate to cover such Taxes in accordance with GAAP.
(e)    The Company has not granted any extension or waiver of the limitation period applicable to the assessment or collection of any Tax.
(f)    The Company is not liable with respect to Taxes of any other Person nor is a party to any agreement providing for payments with respect to Taxes.
(g)    No Taxing Authority has asserted, in writing, an adjustment that would reasonably be expected to result in an additional Tax for which the Company is or may be liable or that would reasonably be expected to result in a Lien on any assets of the Company (collectively “Tax Liability”) nor, to the Knowledge of the Company, is there a reasonable basis for such an assertion.
(h)    There is no pending audit, examination, investigation, dispute, proceeding or claim (collectively, “Tax Proceeding”) relating to any Tax Liability and, to the Knowledge of the Company, no Taxing Authority is contemplating such a Tax Proceeding. No extensions or waivers of statutes of limitations for assessment or collection have been given or requested with respect to any Taxes of the Company.
(i)    There is no outstanding power of attorney authorizing anyone to act on behalf of the Company in connection with a Tax Liability, Return or Tax Proceeding relating to a Tax, and there is no outstanding closing agreement, ruling request, request to change a method of accounting, subpoena or request for information with or by any Taxing Authority with respect to the Company.
(j)    The Company is not nor has it ever been included in any consolidated, combined or unitary Return, and Company has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or as a result of similar liability, or by operation of Law.
(k)    The Company has not distributed stock of another Person, or had its stock distributed by another Person in a transaction intended or purported to be governed, in whole or in part, by Section 355 of the Code or Section 361 of the Code.
(l)    The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period ending after the Closing Date as a result of any: (a) change in method of accounting for any period beginning on or prior to the Closing Date pursuant to Section 481 of the Code (or any similar provision of state, local or foreign Law); (b) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (c) intercompany transactions or excess loss accounts described in Treasury Regulation Section 1.1502-13, or 1.1502-19; (d)

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

instalment sale or open transaction disposition made on or prior to the Closing Date; (e) prepaid income received or accrued on or prior to the Closing Date; or (f) method of accounting that defers the recognition of income to any period ending after the Closing Date.
(m)    The Company (x) has not taken a reporting position on a Tax Return that, if not sustained, could be reasonably likely to give rise to a penalty for substantial understatement of federal Income Tax under Section 6662 of the Code (or any similar provision of state, local or foreign Law), or (y) is not and has not been a party to any “reportable transaction” within the meaning of Section 6707A of the Code and Treasury Regulations Sections 1.6011-4(b).
Section 3.19    No Other Representations Or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III OR IN ARTICLE IV OF THIS AGREEMENT, NEITHER THE COMPANY NOR ANY CONTRIBUTOR MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY AND CONTRIBUTORS HEREBY EXPRESSLY DISCLAIM ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES. PARENT ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES RELATING TO THE COMPANY OR ANY CONTRIBUTOR EXCEPT FOR THOSE EXPRESSLY SET FORTH IN THIS ARTICLE III OR IN ARTICLE IV OF THIS AGREEMENT.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING EACH CONTRIBUTOR
Each of the following representations and warranties is made by each Contributor as to himself, herself or itself only (and not with respect to any other Contributor):
Section 4.1    Ownership. Each Contributor has good and marketable title to the Shares set forth opposite such Contributor’s name on Schedule 2.1.
Section 4.2    Authority. Each Contributor has the requisite power and authority to execute and deliver this Agreement. This Agreement has been duly executed and delivered by each Contributor and constitutes a valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms, except that enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and (b) the availability of equitable remedies (including, without limitation, specific performance and injunctive relief).
Section 4.3    Non-Contravention. None of the execution, delivery or performance by each Contributor of this Agreement or any other Transaction Document to which such Contributor is a party (a) violates any provision of such Contributor’s organizational documents; (b) contravenes or conflicts with or constitutes a violation of any provision of any Applicable Law, judgment, injunction, order or decree binding upon or applicable to such Contributor; (c) constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of such Contributor; or (d) results in the creation or imposition of any material Lien on any asset of the Company.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 4.4    Brokers’ and Finders’ Fees. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of any Contributor who is entitled to any fee or commission from any Contributor in connection with the transactions contemplated by this Agreement.
Section 4.5    Investment Representations.
(a)    Each Contributor is acquiring the Parent Units for investment only, and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. Each Contributor has no present intention of selling, granting any participation in, or otherwise distributing the Parent Units. Each Contributor understands that the Parent Units have not been registered by the Parent under the Securities Act or qualified with any state securities commission or other regulatory authority, and are being sold to such Contributor in reliance upon the private offering exemption contained in Section 4(a)(2) of the Securities Act or Regulation D thereunder and applicable state law exemptions, and that such reliance is based in part upon these representations. Each Contributor understands that the Parent Units must be held indefinitely unless they are subsequently registered and qualified or an exemption from registration or qualification is available under the Securities Act and any applicable state securities laws. By executing this Agreement, each Contributor further represents that such Contributor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to any part of the Parent Units.
(b)    Each Contributor has decided to acquire the Parent Units based solely on such Contributor’s independent investigation and evaluation of planned operations of the Parent and such Contributor has not relied on any written material other than this Agreement, the Subscription Agreement and the Parent LLC Agreement, it being understood that the information and explanations related to the terms and conditions of the Parent Units shall not be considered investment advice or a recommendation to acquire the Parent Units.
(c)    Each Contributor and such Contributor’s attorneys or advisors have had an opportunity to obtain information concerning the Parent and have had an opportunity to ask questions of and receive answers from, authorized representatives of the Parent concerning the Parent, the offering of the Parent Units and any other relevant matters pertaining to the Parent Units, and, in all instances have been afforded the opportunity to obtain such additional information as necessary to verify the accuracy of the information that was otherwise provided.
(d)    Each Contributor is aware that acquiring the Parent Units is highly speculative and such Contributor could lose the entire value of the Parent Units, and such Contributor’s financial condition is such that such Contributor is able to bear the economic risks of acquiring the Parent Units, including the risk of loss of the entire value of the Parent Units should the Parent Units become worthless, taking into consideration the limitations on resale of the Parent Units.
(e)    Each Contributor (i) is capable of evaluating the risks and merits of acquiring the Parent Units and of protecting such Contributor’s own interests in connection with this

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

investment by reason of such Contributor’s business or financial experience, or by reason of the business or financial experience of such Contributor’s financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Parent or any Affiliate or selling agent of the Parent, or (ii) has a preexisting personal or business relationship with the Parent.
(f)    Each Contributor is an “accredited investor”, as that term is defined under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act.
(g)    Each Contributor has received, read and understands the Parent LLC Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING PARENT
Parent hereby represents and warrants to the Company and Contributors, as of the date hereof, as follows:
Section 5.1    Organization and Existence. Parent is a limited liability duly organized, validly existing and in good standing under the laws of the State of Delaware and has all powers and all governmental licenses, authorizations, consents and approvals required to own, lease and operate its property and to carry on its business as now conducted.
Section 5.2    Authority to Execute and Perform Under Agreement. Parent has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations under this Agreement and the other Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent. This Agreement has been, and the other Transaction Documents to which Parent is a party are duly executed and delivered by Parent and constitute the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with the terms thereof, except, in each case, that enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of the rights of creditors generally and (b) the availability of equitable remedies (including, without limitation, specific performance and injunctive relief).
Section 5.3    Governmental Authorization; Consents. None of the execution, delivery or performance by Parent of this Agreement or any other Transaction Document to which Parent is a party requires any action by or in respect of, or filing with, any Authority. No consent, approval, waiver or other action by any Person under any material license, permit or other similar authorization held by Parent is required or necessary for, or as a result of, the execution, delivery and performance by Parent of this Agreement or any other Transaction Document to which Parent is a party or the consummation by Parent of the transactions contemplated hereby or thereby.
Section 5.4    Non-Contravention. None of the execution, delivery or performance by Parent of this Agreement or any other Transaction Document to which parent is a party (a) violates any provision of the Parent LLC Agreement, certificate of formation or other organizational document of Parent, (b) contravenes or conflicts with or constitutes a violation of any provision of

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

any Applicable Law, judgment, injunction, order or decree binding upon or applicable to Parent; (c) constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of Parent or to a loss of any material benefit to which Parent is entitled under any provision of any material contract or any material license, permit or other similar authorization held by Parent; or (d) result in the creation or imposition of any material Lien on any asset of Parent, except, in case of clause (b) above only, as would not have a material adverse effect on Parent or Parent’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder.
Section 5.5    Brokers’ and Finders’ Fees. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of Parent who is entitled to any fee or commission from Parent, the Company or any Contributor in connection with the transactions contemplated by this Agreement.
Section 5.6    Investment Representations. Parent acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. Parent is acquiring the Shares for its own account for purposes of investment and not for the account of any other Person. Parent is not acquiring the Shares for resale to any other Person or with a view to or in connection with a resale or distribution of the Shares. Parent has no present or contemplated contract, agreement or other arrangement for the disposition of the Shares. Parent agrees that it will not sell, transfer or otherwise dispose of the Shares without registration under the Securities Act of 1933, as amended, and under the securities laws of any applicable state or other jurisdiction, or an appropriate exemption therefrom.
Section 5.7    No Other Company or Contributor Representations or Warranties. Except for the representations and warranties set forth in this Agreement, Parent hereby acknowledges that neither the Company nor any Contributor, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or its business or operations, including with respect to any information provided or made available to Parent.
Section 5.8    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent, Parent has received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent is familiar, that Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent will have no claim against the Company or any Contributor, with respect thereto.
Section 5.9    Investment Company Partnership. Following the Contribution, Parent will not be an investment company determined in accordance with Section 721(b) of the Code.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1    Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The Company, Contributors and Parent each agree after the Closing to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other Transaction Documents.
Section 6.2    Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by Applicable Law, will not issue any such press release or make any such public statement prior to such consultation and without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any party hereto may disclose the terms and provisions of this Agreement to the extent necessary to obtain any required third party consents, estoppels, waivers or other instruments, or to enforce such party’s rights and remedies under this Agreement.
Section 6.3    Employee Benefits. Parent shall enter into employment or consulting contracts on terms and conditions satisfactory to Parent with the Persons set forth on Schedule 6.3 for the compensation amounts set forth on Schedule 6.3.
Section 6.4    Taxes.
(a)    After the Closing Date, Parent will prepare, or cause to be prepared, and timely file, or cause to be timely filed, all Returns of the Company that are not yet due but due to be filed (taking into account applicable extensions) after the Closing Date. Parent will permit the Contributors’ Representative to review, comment on, and approve any such Return that includes any Pre-Closing Tax Period, and in accordance therewith, Parent will timely deliver a properly completed draft of each such Return, along with work papers and back-up information reasonably necessary or appropriate for the Contributors’ Representative to appropriately review and approve each such Return, such approval not to be unreasonably withheld, conditioned or delayed. All Returns prepared by Parent in accordance with this Section 6.4(a) will be prepared in a manner consistent with prior practice except to the extent not in accordance with Applicable Law.
(b)    All Taxes of the Company attributable to any Pre-Closing Tax Period will be allocated to and paid by the Contributors (in proportion to their respective share ownership of the Company immediately prior to the Closing). Contributor’s Representative shall promptly reimburse Parent for the amount of any Tax due for any Pre-Closing Tax Period (to the extent not paid before Closing.
(c)    For purposes of determining the amount of Tax for a Straddle Period that is allocable to the Pre-Closing Tax Period, a closing-of the-books (as of the close of business on the

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Closing Date) method shall be used, except for property Taxes or any other similar tax, which shall be allocated equally to each day in the applicable Straddle Period.
(d)    Neither the Company nor Parent will amend, or cause to be amended, any Returns that were filed by the Company prior to the Closing Date or that otherwise relate to a Pre-Closing Tax Period in a manner that would adversely affect the Contributors without the consent of the Contributors’ Representative, which consent may not be unreasonably withheld, conditioned or delayed.
(e)    All real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, transfer Tax, documentary Tax, registration Tax, or other similar Tax imposed on the Contribution will be paid by one-half by Parent and one-half by the Contributors (in proportion to their respective share ownership of the Company immediately prior to the Closing). The party required by applicable law to file any Returns and other documentation with respect to any such Taxes described in this Section 6.4(e) will prepare and file such Returns and Parent and the Contributors’ Representative will each cooperate in the timely preparation and filing of, and join in the execution of, any such Returns and other documentation.
(f)    Parent and Contributor’s Representative will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding.
(g)    No party to this agreement has made any representation or warranty, or provided any guarantee or indemnification, to any other party regarding the Tax consequences of the transactions contemplated herein.
(h)    Except where required by a determination under Section 1313(a) of the Code, the parties shall file all Returns, take positions with all Authorities and report all financial information to third parties consistent with the following tax treatment:
(i)    The Contribution shall be characterized in the aggregate as a contribution by Contributors of the Shares to Parent in exchange for the Parent Units under Section 721 of the Code.
(ii)    Amounts paid with respect to the Class D Units in respect of Class D Distributions and the Class D Redemption under the Parent LLC Agreement shall be treated as distributions to a member that are not guaranteed payments under Section 707(c) of the Code.
(iii)    Any payments to Daewoong by Parent, directly or indirectly, on behalf of Parent pursuant to Section 2.3 shall be treated as a contribution by Parent to the Company under Section 351 of the Code or Section 118 of the Code and not as a payment or distribution to Contributors.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iv)    Parent shall report amounts paid under the Alphaeon Stock Purchase Agreement in accordance with the installment method of reporting as described in Section 453 of the Code.
(v)    Except for any transfer of Shares pursuant to the Class D Sale Right, any contribution by Parent to Alphaeon of all or any portion of the Shares shall be treated, in the aggregate as a contribution in exchange solely for common shares of Alphaeon under Section 351(a) of the Code.
Section 6.5    Termination of Company Agreements. Concurrently with the Closing, the Company shall terminate all Contracts listed on Schedule 6.5 (the “Affiliate Agreements”) between the Company, on the one hand, and any of the Company stockholders, on the other hand. The Contributor’s Representative will deliver at the Closing the resignation of all of the directors of the Company, effective as of the Closing, except for such directors or officers that the Parent specifies in writing to the Contributor’s Representative prior to the Closing Date.
Section 6.6    Non-Competition; Non-Solicitation.
(a)    For a period of five years following the Closing, the Contributors shall not, and shall cause their Affiliates not to, directly or indirectly through any person, entity or contractual arrangement, other than for or on behalf of Buyer or its Affiliates:
(i)    engage in any business anywhere in the world that is engaged in the business of developing, licensing, commercializing or seeking regulatory approval for any neurotoxin or neuromodulator (the “Business”), or perform management, executive or supervisory functions with respect to, own, operate, join, control, render financial assistance to, receive any economic benefit from, participate in, render services or advice to, or allow any of its officers or employees to be connected as an officer, employee, partner, member, stockholder, consultant or otherwise with, any business, person or entity engaged in the Business; provided, that the foregoing shall not prohibit the Contributors or their respective Affiliates from (i) owning (and thus receiving economic benefits from) not more than five percent (5%) of the issued and outstanding capital stock of a publicly held corporation, and (ii) engaging in the Business following the acquisition of the capital stock of the Company as described in Section 2.2(g) above.
(ii)    solicit or recruit any person who at any time on or after the date of this Agreement is a Business Group Employee (as hereinafter defined); provided, that the foregoing shall not prohibit (A) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at Business Group Employees, or (B) the Contributors or any of their Affiliates from soliciting, recruiting or hiring any Business Group Employee who has ceased to be employed or retained by the Company, the Parent or any subsidiary of the Parent for at least twelve (12) months. For purposes of this Section 6.6, “Business Group Employees” means, collectively, officers, directors, employees, consultants and contractors of the Company, the Parent and the Parent’s Affiliates;
(iii)    approach or seek Business from any Customer (as hereinafter defined), refer Business from any Customer to any enterprise or business or be paid commissions

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

based on Business sales received from any Customer by any enterprise or business. For purposes of this Section 6.6, “Customer” means any person, firm, corporation, partnership, association or other entity to which the Company, the Contributors, the Parent or any of their respective Affiliates provided products or services during the 36-month period prior to the time at which any determination shall be made that any such person, firm, corporation, partnership, association or other entity is a Customer, provided that the foregoing shall not prohibit the Contributors or their respective Affiliates from seeking Business from the general public, including Customers, following the acquisition of the capital stock of the Company as described in Section 2.2(g) above; or
(iv)    disparage the Parent or any of its Affiliates in any way that could adversely affect the goodwill, reputation or business relationships of the Business, the Parent or any of its Affiliates with the public generally, or with any of their customers, suppliers or employees.
(b)    The Contributors acknowledge that the covenants of the Contributors set forth in this Section 6.6 are an essential element of this Agreement and that any breach by the Contributors of any provision of this Section 6.6 will result in irreparable injury to the Parent. The Contributors acknowledge that in the event of such a breach, in addition to all other remedies available at law, the Parent shall be entitled to equitable relief, including injunctive relief. The Contributors have independently consulted with legal counsel and after such consultation agree that the covenants set forth in this Section 6.6 are reasonable and proper to protect the legitimate interest of the Parent.
(c)    If a court of competent jurisdiction determines that the character, duration or geographical scope of the provisions of this Section 6.6 are unreasonable, it is the intention and the agreement of the parties that these provisions shall be construed by the court in such a manner as to impose only those restrictions on the Contributors’ conduct that are reasonable in light of the circumstances and as are necessary to assure to the Parent the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants of this Section 6.6 because taken together they are more extensive than necessary to assure to the Parent the intended benefits of this Agreement, it is expressly understood and agreed by the parties that the provisions hereof that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding, shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.
Section 6.7    Sale of Class D Shares.
(a)    The Contributors shall have the collective right, but not the obligation, for a period starting March 1, 2014 and ending December 31, 2014 (the “Class D Sale Right Period”), to require that Parent sell and Alphaeon purchase, and Parent shall be obligated to sell and Alphaeon shall be obligated to purchase from the Parent, all of the Class D Shares held by Parent (the “Class D Sale Right”). The Class D Sale Right may be exercised on behalf of the Contributors by the Contributors’ Representative by delivering written notice to Parent (the “Class D Sale Notice”) at any time during the Class D Sale Right Period, which Class D Sale Notice shall set forth the date (which date shall not be more than thirty (30) days nor less than five (5) days after the date of the Class D Sale Notice), time and place for the closing of the repurchase (the “Contract Closing”). The parties shall use commercially reasonable efforts to effect the Contract Closing on the date set

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

forth in the Class D Sale Notice, but in no event later than thirty (30) days of the receipt of the Class D Sale Notice.
(b)    On the date of the Contract Closing, Parent shall transfer the Class D Shares to Alphaeon in return for certain payments from Alphaeon pursuant to a purchase and sale agreement between Parent and Alphaeon in the form attached hereto as Exhibit B (the “Alphaeon Stock Purchase Agreement”). The Contributors shall be intended third party beneficiaries of the Alphaeon Stock Purchase Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party thereto entitled to enforce the terms thereof, and the terms of the Alphaeon Stock Purchase Agreement shall not be amended without the prior written consent of the Contributors’ Representative. In connection with the contribution by Parent of the shares of the Company other than the Class D Shares, Parent shall cause Alphaeon to assume its obligations under the first sentence of this Section 6.7(b), and to consent to and acknowledge the Contributors’ right to enforce the terms of the Alphaeon Stock Purchase Agreement.
ARTICLE VII
INDEMNIFICATION
Section 7.1    Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement and any schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be continuing and survive the Closing for a period of eighteen (18) months following the Closing Date; provided, that (i) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.11(d), 3.14, 4.1, 4.2, 4.3, 4.4, 4.5, 5.1, 5.2, 5.3, 5.4 and 5.5 of this Agreement (the “Fundamental Representations”) shall survive without limitation as to time, (ii) the representations and warranties contained in Sections 3.17 and 3.18 of this Agreement shall survive until ninety (90) days after the end of the applicable statute of limitations, and (iii) the foregoing limitation as to the survival of representations and warranties of the parties shall not apply with respect to any fraudulent act committed by a party.
Section 7.2    Losses. For purposes of this Agreement, the term “Losses” shall mean and include all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending any third party claim); provided, that “Losses” shall not include any incidental, consequential, special, indirect, or punitive damages, lost profits or amount recoverable based on a multiple of earnings or similar valuation methodology (in each case, except to the extent payable in connection with a Third-Party Claim (as hereinafter defined)).
Section 7.3    Indemnification by the Contributors. Subject to the limitations set forth in this Article VII, after the Closing, each Contributor, severally and not jointly, in proportion to such Contributor’s Pro Rata Share, shall indemnify, defend and hold harmless the Parent and the Parent’s Affiliates and their respective officers, directors, principals, employees, advisors, auditors, agents, bankers and other representatives (collectively, “Representatives”), and successors and assigns of each of the foregoing (collectively, the “Parent Indemnified Parties”) from and against any and all Losses incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a)    any breach of any representation or warranty made by the Contributors contained in Article III or Article IV of this Agreement;
(b)    any breach of any covenant or agreement by the Contributors contained in this Agreement; and
(c)    all Taxes of the Company attributable under Section 6.4(c) to any Pre-Closing Tax Period.
Section 7.4    Indemnification by the Parent. The Parent shall save, defend, indemnify and hold harmless the Contributors and their respective Affiliates, and the respective Representatives, successors and assigns of each of the foregoing (collectively, the “Contributor Indemnified Parties”), from and against any and all Losses incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:
(a)    any breach of any representation or warranty made by the Parent contained in this Agreement; and
(b)    any breach of any covenant or agreement by the Parent contained in this Agreement or by the Company subsequent to the Closing.
Section 7.5    Manner of Payment.
(a)    Payment of amounts due under this Article VII by the Parent shall be made promptly by the Parent upon demand by the Contributor Representative, as and when incurred by wire transfer of immediately available funds to an account designated in writing by the Contributor Representative.
(b)    Payment of amounts due under this Article VII by the Contributors shall be made promptly by the Contributors upon demand by the Parent, and Parent shall have the right to satisfy any amount required to be paid by the Contributors under this Article VII by (i) delivery of cash by wire transfer of immediately available funds to an account designated in writing by the Parent, (ii) the forfeiture of Class AA Units equal in value to the amount to be so paid in cash or (iii) any combination of (i) and (ii); provided, however, that until all Class AA Units have been forfeited pursuant to this Article VII, Parent may only seek payment of the amounts due under this Article VII from Contributors in cash up to the amount of cash that has been distributed to the Contributors pursuant to the Class D Distributions.
(c)    In the event that: (i) any Contributor does not pay or otherwise satisfy in accordance with Section 7.5(b) any amount due under this Article VII; (ii) Parent sends written notice to such Contributor that such Contributor has not paid or otherwise satisfied such amount; and (iii) such Contributor does not pay or otherwise satisfy in accordance with Section 7.5(b) such amount within sixty (60) days after receipt of such written notice, then Parent shall have the right, but not the obligation, to cause such Contributor to forfeit a number of Class AA Units equal in value to the amount to be so paid in cash that has not been paid or otherwise satisfied in accordance with Section 7.5(b).

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)    For purposes of this Section 7.5, each Class AA Unit shall be deemed to have a value equal $2,000.
Section 7.6    Procedures.
(a)    “Third-Party Claim” means any means any legal action, arbitration, charge, complaint, or proceeding (each, a “Proceeding”) instituted or any claim or demand asserted by any person other than a party to this agreement in respect of which indemnification may be sought under this Article VII.
(b)    Any Indemnified Party shall notify the applicable indemnifying party of any indemnification claim by such Indemnified Party or of any facts or events that might give rise to a claim for indemnification hereunder (a “Potential Claim”), in writing promptly after becoming aware of such claim (including, without limitation, a Third-Party Claim), Potential Claim, describing the claim or Potential Claim, the amount thereof (if known and quantifiable) and the basis thereof; provided, that the failure to promptly notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder unless and to the extent the indemnifying party is prejudiced by such failure.
(c)    The indemnifying party shall be entitled to participate in the defense of any Third-Party Claim for which indemnification is being or may be sought hereunder, at such indemnifying party’s expense, and at its option (subject to the limitations set forth below) the indemnifying party shall be entitled to assume the defense thereof by appointing counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense. The Indemnified Party shall be entitled to participate in the defense of such claim and to employ, at its own expense not indemnifiable hereunder, counsel of its choice for such purpose. If the indemnifying party undertakes to control the defense of a Third-Party Claim, then (i) the Indemnified Party shall not enter into any settlement of such claim absent the prior written consent of the indemnifying party, and (ii) the indemnifying party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such Third-Party Claim if, pursuant to or as a result of such settlement, injunctive or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly and unconditionally release the Indemnified Party from all liabilities with respect to such claim. If the indemnifying party does not undertake to control the defense of a Third Party Claim, then the Indemnified Party shall obtain the prior written consent of the indemnifying party (which consent shall not unreasonably be withheld or delayed) before entering into any settlement of such Third-Party Claim.
(d)    With respect to any Third-Party Claim subject to this Article VII, both the Indemnified Party and the indemnifying party shall render to each other such assistance as they may reasonably require of each other and shall cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.
Section 7.7    Remedies Not Affected by Investigation, Disclosure or Knowledge.  If the transactions contemplated hereby are consummated, the Parent and the Contributors each hereby expressly reserves the right to seek indemnity (to the extent provided for in this Article VII of this Agreement and subject to the limitations set forth herein) for any Losses, notwithstanding any

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

investigation by, disclosure to or knowledge of such party in respect of any fact or circumstances that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof.
Section 7.8    Limitations on Indemnification. Notwithstanding the foregoing provisions of this Article VII:
(a)    In no event shall the Contributors be required to make indemnification payments hereunder for Losses suffered by Parent Indemnified Parties under Section 7.3(a) in excess (in the aggregate) of $23,000,000; provided, however, that the foregoing limitation shall not apply to Losses suffered by reason of breaches of Fundamental Representations or as a result of the Contributors fraudulent actions.
(b)    In no event shall the Parent be required to make indemnification payments hereunder for Losses suffered by Contributor Indemnified Parties under Section 7.4(a) in excess (in the aggregate) of $23,000,000; provided, however, that the foregoing limitation shall not apply to Losses suffered by reason of breaches of Fundamental Representations or as a result of the Parent’s fraudulent actions.
(c)    For purposes of determining Contributors’ liability under this Article VII for any Loses, appropriate reductions shall be made to reflect the following: (i) any recovery pursuant to any insurance policy that may be received by Parent or the Company in respect of the Losses; and (ii) the present value (at an 8% discount rate), as of the date payment is made, of the tax benefits, if any, recognized by the Company. If an indemnification payment is received by Parent, and Parent or the Company later receives insurance proceeds, other third party recoveries or tax benefits in respect of the related Losses that were not previously credited against such indemnification payment when made, Parent shall promptly pay to the Contributors’ Representative (i) the actual amount of such insurance proceeds (after giving effect to any deductible), other third party recoveries and tax benefits or (ii) the actual amount of the indemnification payment previously paid by such Contributors with respect to such Losses.
Section 7.9    Sole Remedy. Except with respect to the equitable remedies provided for in Section 9.12, the sole and exclusive rights and remedies based on, arising out of, or relating to this Agreement (whether stated as breach of contract, tort or otherwise) shall be those rights and remedies set forth in this Article VII. Without limiting the generality of the preceding sentence, no legal action sounding in contribution, tort or strict liability (in each case, other than claims made or contemplated by this Article VII), may be maintained by any party hereto, or any of their respective officers, managers, directors, employees, members, shareholders, Affiliates, representatives, agents, successors or assigns, against any other party hereto with respect to any matter that is the subject of Article VIII, and each party hereto, for itself and its officers, directors, employees, shareholders, Affiliates, representatives, agents, successors and assigns, hereby waives any and all statutory rights of contribution or indemnification that any of them might otherwise be entitled to under any federal, state or local law.
ARTICLE VIII
CONTRIBUTORS’ REPRESENTATIVE

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 8.1    Contributors’ Representative Appointment and Duties. J. Christopher Marmo (or any successor thereto appointed in accordance with Section 8.2) (the “Contributors’ Representative”), is hereby appointed the exclusive agent, proxy and attorney-in-fact for each Contributor. The Contributors’ Representative shall have the authority to act for and on behalf of Contributors, including, without limitation, (a) to consummate the transactions contemplated herein including, but not limited to, the rights under Sections 2.2(g) and 2.2(k), (b) to receive and deliver to Parent surrendered certificates representing the Shares, (c) to communicate to, and receive all communications and notices from, Parent, (d) to do each and every act, implement any decision and exercise any and all rights which Contributors are permitted or required to do or exercise under this Agreement or any Transaction Document, (e) to execute and deliver on behalf of such Contributors any amendment or waiver hereto, (f) to negotiate, settle, compromise and otherwise handle any post-closing adjustments and all claims for indemnification made by Parent, (g) to authorize delivery to Parent of any funds and property in its possession in satisfaction of claims by Parent, (h) to object to such deliveries, (i) to agree to, negotiate, enter into settlements and compromises of, and commence, prosecute, participate in, settle, dismiss or otherwise terminate, as applicable, any litigation, action, proceeding or investigation relating to the Company, the Shares, Contributors, this Agreement, the Transaction Documents or any of the transactions contemplated by this Agreement or the Transaction Documents, and to comply with orders of courts and awards of courts, mediators and arbitrators with respect to such litigation, action, proceeding or investigation, and (j) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all actions that the Contributors’ Representative, in its sole discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement and the Transaction Documents. The Contributors’ Representative shall, in this regard, have all of the rights and powers which Contributors would otherwise have, and Contributors agree that Parent shall be entitled to rely exclusively upon all actions taken or omitted to be taken by the Contributors’ Representative pursuant to this Agreement and any of the foregoing matters. The Contributors’ Representative shall for all purposes be deemed the sole authorized agent of Contributors until such time as the agency is terminated. Each Contributor agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Contributors’ Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Contributor. All decisions and actions by the Contributors’ Representative shall be binding upon all Contributors, and no such Contributor shall have the right to object, dissent, protest or otherwise contest the same.
Section 8.2    Resignation or Removal of the Contributors’ Representative. The Contributors’ Representative may be removed at any time upon a vote of Contributors holding a majority of the Class AA Units determined as of immediately following the Closing. Subject to the appointment and acceptance of a successor Contributors’ Representative as provided below, the Contributors’ Representative may resign at any time thirty (30) days after giving notice thereof to Contributors. Upon any such removal or resignation, the retiring Contributors’ Representative may, on behalf of Contributors, appoint a successor Contributors’ Representative; provided, however, that if the retiring Contributors’ Representative is unwilling or unable to appoint a successor Contributors’ Representative, Contributors may appoint a successor Contributors’ Representative by a vote of Contributors holding a majority of the Class AA Units determined as of immediately

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

following the Closing. Upon the acceptance of any appointment as the Contributors’ Representative hereunder, such successor Contributors’ Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Contributors’ Representative, and the retiring Contributors’ Representative shall be discharged from its duties and obligations hereunder. After any retiring Contributors’ Representative’s resignation or removal hereunder as the Contributors’ Representative, the provisions of Section 8.2 shall continue in effect for such retiring Contributors’ Representative’s benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Contributors’ Representative.
Section 8.3    Liability of Contributors’ Representative. The Contributors’ Representative shall not incur any liability to Contributors with respect to any action taken in reliance upon any note, direction, instruction, consent, statement or other document believed by the Contributors’ Representative to be genuinely and duly authorized, or for any other action or inaction in its capacity as the Contributors’ Representative, excepting only the fraud or willful misconduct of the Contributors’ Representative. The Contributors’ Representative may, in all questions arising hereunder, rely on the advice of legal counsel and for anything done, omitted or suffered in good faith by the Contributors’ Representative based on such advice, the Contributors’ Representative shall not be liable to any Contributors while acting in its capacity as Contributors’ Representative. Each Contributor shall be liable in proportion to such Contributor’s Pro Rata Share for any expenses (including, without limitation, reasonable attorneys’ fees and expenses) paid or incurred by the Contributors’ Representative in connection with the performance of its obligations as Contributors’ Representative, including in the defense of any indemnification claim brought against Contributors under Article VII. The Contributors’ Representative shall have the right to demand payment from each Contributor in proportion to such Contributor’s Pro Rata Share.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) upon confirmed delivery by an internationally recognized air courier, or (c) if given by telecopy or facsimile or email, upon receipt by the receiving party (with a hard copy confirmed via courier), in each case to the parties at the following addresses:
If to Parent, to:    Strathspey Crown Holdings, LLC
4040 MacArthur Boulevard, Suite 210
Newport Beach, CA 92660
Attention: Robert E. Grant, Chairman
Facsimile: [______________]
Email: rg@strathspeycrown.com

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

with a copy to:     Kendall, Koenig & Oelsner PC
999 Eighteenth Street, Suite 1825
Denver, Colorado 80202
Attention: Brad Schoenfeld
Facsimile: (303) 672-0101
Email: bschoenfeld@kkofirm.com

If to the Company, to:    Evolus, Inc.
1027 Garden Street
Santa Barbara, CA 93101
Attention: J. Christopher Marmo,
Chief Executive Officer
Facsimile: (805) 845-2585
Email: chris@evolusinc.com

with a copy to:     Stradling Yocca Carlson & Rauth
800 Anacapa Street, Suite A
Santa Barbara, California
Attention: David E. Lafitte
Facsimile: (805) 730-6801
Email: dlafitte@sycr.com

If to the Contributors’    J. Christopher Marmo
Representative:    Evolus, Inc.
1027 Garden Street
Santa Barbara, CA 93101
Facsimile: (805) 845-2585
Email: chris@evolusinc.com

with a copy to:    Stradling Yocca Carlson & Rauth
800 Anacapa Street, Suite A
Santa Barbara, California
Attention: David E. Lafitte
Facsimile: (805) 730-6801
Email: dlafitte@sycr.com

Any party may at any time change the address to which notices may be sent under this Section by the giving of notice of such to the other parties in the manner set forth herein.
Section 9.2    Amendments; No Waivers. This Agreement may not be amended except by an instrument in writing signed by Parent, the Company and the Contributors’ Representative (on behalf of Contributors). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 9.3    Expenses. Parent shall be responsible for and pay all costs, fees and expenses incurred by Parent in connection with this Agreement or any of the transactions contemplated hereby. The Company shall be responsible for and pay all costs, fees and expenses incurred by the Company in connection with this Agreement or any of the transactions contemplated hereby.
Section 9.4    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto, and any such purported assignment, delegation or transfer by any party without such consent shall be void. Notwithstanding the foregoing, the Parent may assign this Agreement to any Affiliate of Parent, provided that Parent provides prior written notice of such assignment and a copy of the document effecting such assignment and provided further that such assignment shall not be relieved of its obligations under this Agreement.
Section 9.5    Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state court located in Santa Barbara, California or any federal court located in the Western Division of the Central District of California. Each party to this Agreement: (a) expressly and irrevocably consents and submits to the jurisdiction of any state court located in Santa Barbara, California, any federal court located in the Western Division of the Central District of California and each appellate court located in the State of California, in connection with any legal proceeding, (b) agrees that service of any process, summons, notice or document by in the manner and addressed to such party at the address set forth in Section 9.1 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding, (c) agrees that each state court located in Santa Barbara, California and each federal court located in the Western Division of the Central District of California, shall be deemed to be a convenient forum, and (d) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state court located in Santa Barbara, California or federal court located in the Western Division of the Central District, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
Section 9.6    WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
Section 9.7    Counterparts. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 9.8    Entire Agreement. This Agreement, together with the Transaction Documents, the Disclosure Schedules and the exhibits and schedules hereto, constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements, understandings and negotiations, both written and oral, among the parties with respect to such subject matter.
Section 9.9    Construction; Interpretation. The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.
Section 9.10    Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.
Section 9.11    Third Party Rights. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not create benefits on behalf of any other Person not a party to this Agreement (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.
Section 9.12    Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and money damages may not be an adequate remedy for any such failure to perform or breach. Accordingly, each of the parties hereto agrees that, in addition to any other remedy to which such party may be entitled at law or in equity or under this Agreement, they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, and each of the parties hereto expressly waives the defense that a remedy in damages will be adequate.
Section 9.13    Disclosure Schedules. The Disclosure Schedules are hereby incorporated into this Agreement to the same extent as though fully set forth herein (provided that and in no event shall any information or disclosures in the Disclosure Schedules be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement). Information contained in the Disclosure Schedules under any particular schedule or section is deemed disclosed with respect to all other schedules or sections and any representations, warranties or covenants of the Company and/or Contributors where the applicability of such information to such other schedules or sections or representations, warranties or covenants is reasonably apparent, regardless of whether a cross-reference to the applicable section or schedule is actually made. Any matter disclosed in the Disclosure Schedules shall not be deemed an admission or representation as to the materiality of the item so disclosed or that such item did not arise in the ordinary course of business, and matters disclosed in the Disclosure Schedules are not necessarily limited to matters required by this

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement to be disclosed in the Disclosure Schedules. Nothing in the Disclosure Schedules constitutes an admission of any liability or obligation of the Company or any Contributor to any third party or shall confer or give to any third party any remedy, claim, liability, reimbursement, cause of action or other right.
Section 9.14    Attorneys’ Fees. In the event of any dispute related to or based upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.
Section 9.15    Retention of Counsel. Parent, for itself and the Company and for Parents’ and the Company’s respective successors and assigns, irrevocably acknowledges and agrees that all communications between the Contributors’ Representative and Contributors (collectively, “Contributing Group”) and counsel, including, without limitation, Stradling Yocca Carlson & Rauth, made in connection with the negotiation, preparation, execution, delivery and closing under, or any dispute or proceeding arising under or in connection with, this Agreement which, immediately prior to the Closing, would be deemed to be privileged communications of the Contributing Group and their counsel and would not be subject to disclosure to Parent in connection with any process relating to a dispute arising under or in connection with, this Agreement or otherwise, shall continue after the Closing to be privileged communications between the Contributing Group and such counsel and neither Parent nor any Person acting or purporting to act on behalf of or through Parent shall seek to obtain the same by any process on the grounds that the privilege attaching to such communications belongs to the Company and not the Contributing Group. Other than as explicitly set forth in this Section 9.15, the parties acknowledge that any attorney-client privilege attaching as a result of legal counsel representing the Company prior to the Closing shall survive the Closing and continue to be a privilege of the Company, and not the Contributing Group, after the Closing.
[Remainder of Page Intentionally Left Blank]

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:

Evolus, Inc.

By:	/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	CEO

PARENT:

Strathspey Crown Holdings, LLC

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	Manager

ALPHAEON:

ALPHAEON Corporation

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	CEO

CONTRIBUTORS’ REPRESENTATIVE:

/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	as the Contributors’ Representative

[Signature Page to Contribution Agreement]
Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONTRIBUTORS:

/s/ J. Christopher Marmo

/s/ John E. Gross
John Gross

/s/ Scott Cannizzaro
Scott Cannizzaro

The Gordon and Dona Crawford
Trust UTD 8/23/77

By:	/s/ Gordon Crawford
Trustee

[Signature Page to Contribution Agreement]
Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

September 22, 2014

Evolus, Inc.
1027 Garden Street
Santa Barbara, CA 93101
Attention: J. Christopher Marmo
Re: Agreement to Amend Contribution Agreement
Dear Chris:
Reference is hereby made to that certain Contribution Agreement, dated as of October 3, 2013 (the “Contribution Agreement”), by and among Strathspey Crown Holdings, LLC (“Parent”), Evolus, Inc. (the “Company”), the Contributors and J. Christopher Marmo as Contributors’ Representative (the “Contributors’ Representative”). All capitalized terms not defined herein shall have the meanings acscribed to them in the Contribution Agreement. The parties have agreed to amend the Contribution Agreement to provide for the following (the “Amendment”):

a)	Section 1.1 . Definitions.

a.	The definition of “Alphaeon Stock Purchase Agreement” shall be amended and restated to read, in Rill, as follows:
“Alphaeon Stock Purchase Agreement” has the meaning set forth in Section 6.7(b).”

b.	The definition of Product shall be amended and restated to read, in full, as follows:
“Product” means (i) the botulinum toxin product licensed to the Company under the Daewoong Agreement, and (ii) any other botulinum toxin, including any next generation botulinum toxin, in-licensed by

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Parent or any Affiliate of Parent, including, without limitation, Evolus or Alphaeon, from any third party (a “New Toxin”).”

b)	Section 2.2(e). Development Budget.

a.	The following shall be added to the end of Section 2.2(e)(ii) of the Agreement:
“In order to fund the Development Budget, Parent has deposited the sum of $3,000,000 with CitiBank, as Escrow Agent (the “Escrow Account”), pursuant to the terms of the Escrow Agreement dated February 2014 (the “Escrow Agreement”), among CitiBank, as Escrow Agent (“CitiBank”), Parent, the Company and the Contributors’ Representative. Parent and the Contributors’ Representative agree to immediately execute a joint instruction letter to CitiBank instructing CitiBank to release $3,000,000 from Escrow to Parent. Parent agrees to deposit back into the Escrow Account the amount of $3,000,000 on or before December 1, 2014, which shall be held by CitiBank in accordance with the terms of the Escrow Agreement. If Parent fails to deposit the $3,000,000 on or before December 1, 2014, then, in addition to all other rights and remedies under the Contribution Agreement, including Section 2.2(g) of the Contribution Agreement, Parent shall issue to the Company and the Contributors’ Representative a senior secured promissory note in the principal amount of $3,000,000 less any funds deposited back into the Escrow Account on or before December 1, 2014. Nothing in this Amendment shall reduce or limit the obligations of Parent to fund the Development Budget as described in Section 2.2(e) of the Contribution Agreement.

c)	Section 6.7(b). Alphaeon Stock Purchase Agreement.
The Aphaeon Stock Purchase Agreement attached as Exhibit B to the Contribution Agreement shall be amended by the terms of the Amendment attached hereto as Exhibit A.

d)
Continuing Effect. This Amendment shall be deemed to form an integral part of the Contribution Agreement and construed in connection with and as part of the Contribution Agreement, and all terms, conditions, covenants and agreements set forth in the Contribution Agreement and each other instrument or agreement referred to therein, as applicable, except as explicitly set forth herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

the Contribution Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Contribution Agreement” in the Contribution Agreement shall hereinafter refer to the Agreement as supplemented by this Amendment. Except as otherwise provided herein, the terms of the Contribution Agreement shall remain in full force and effect.

e)
Counterparts. This Amendment may be executed in two (2) or more counterparts (any of which may be delivered by facsimile or email transmission followed promptly by an executed original), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

f)
Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment shall be governed by the internal Laws of the State of California, without giving effect to the conflict-of-laws principles thereof.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:

Evolus, Inc.

By:	/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	CEO

PARENT:

Strathspey Crown Holdings, LLC

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	Manager

ALPHAEON:

ALPHAEON Corporation

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	CEO

CONTRIBUTORS’ REPRESENTATIVE:

/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	as the Contributors’ Representative

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

November 3, 2015

Evolus, Inc.
1027 Garden Street
Santa Barbara, CA 93101
Attention: J. Christopher Marmo
Re: Second Agreement to Amend Contribution Agreement
Dear Chris:
Reference is hereby made to that certain Contribution Agreement, dated as of October 3, 2013, as amended September 22, 2014 (collectively, the “Contribution Agreement”), by and among Strathspey Crown Holdings, LLC (“Parent”), Evolus, Inc. (the “Company”), the Contributors and J. Christopher Marmo as Contributors’ Representative (the “Contributors’ Representative”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Contribution Agreement. The parties have agreed to further amend the Contribution Agreement to provide for the following (the “Amendment”):

a)	Section 2.2(e). Development Budget.

a.	Section 2.2(e)(ii) of the Contribution Agreement shall be replaced in the entirety by the following:
“(ii) except as set forth in Section 2.2(f), no less than ninety (90) days prior to the beginning of each fiscal quarter of the Company (each, a “Quarterly Fund Date”), deposit an amount equal to the Development costs determined in accordance with the Development Budget, as updated from time to time in accordance with Section 2.2(j), for the next succeeding fiscal quarter into an escrow account accessible to the Company and the Contributors’ Representative to be used solely to fund the Development in accordance with the terms of the Development

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Budget. Until U.S. Approval, the Company, Parent and Contributors’ Representative will each cooperate in the timely preparation and updating of the Development Budget no less frequently than each fiscal quarter of the Company. In order to fund the Development Budget, Parent has deposited the sum of $3,000,000 with CitiBank, as Escrow Agent (the “Escrow Account”), pursuant to the terms of the Escrow Agreement dated February 2014 (the “Escrow Agreement”), among CitiBank, as Escrow Agent (“CitiBank”), Parent, the Company and the Contributors’ Representative. Parent and the Contributors’ Representative agree to immediately execute a joint instruction letter to CitiBank instructing CitiBank to release $3,000,000 from Escrow to Parent. Parent agrees to apply $1,000,000 to satisfy outstanding obligations owed to Pharmaceutical Product Development, LLC (“PPD”), with payment made to PPD not later than seven (7) days following the release of the $3,000,000 to Parent. Parent agrees to deposit back into the Escrow Account the amount of $4,000,000 (“Escrow Amount”) on or before December 2, 2015, which shall be held by CitiBank in accordance with the terms of the Escrow Agreement. A failure by Parent to deposit the Escrow Amount on or before December 2, 2015 (“Escrow Failure”) shall be deemed to be a failure to fund the Development Budget with a Default Date of December 2, 2015. In the event of (i) an Escrow Failure, or (ii) failure of Parent to pay the $1,000,000 to PPD, Contributors’ Representative may exercise (on behalf of the Contributors) all rights and remedies under the Contribution Agreement, including, but not limited to those rights and remedies set forth in Section 2.2(g) without regard for the notice and waiting periods of Section 2.2(g)(ii) and the cure periods of Section 2.2(g)(iii), none of which shall be applicable in case of an Escrow Failure or failure to pay PPD. In addition, the thirty (30) days in which Contributor’s Representative has to act after a Default Date shall be extended to ninety (90) days in case of an Escrow Failure or failure to pay PPD. Nothing in this Amendment shall reduce or limit the obligations of Parent to fund the Development Budget as described in Section 2.2(e) of the Contribution Agreement.”

b)
Continuing Effect. This Amendment shall be deemed to form an integral part of the Contribution Agreement and construed in connection with and as part of the Contribution Agreement, and all terms, conditions, covenants and agreements set forth in the Contribution Agreement and each other instrument or agreement referred to therein, as applicable, except as explicitly set forth

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the Contribution Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Contribution Agreement” in the Contribution Agreement shall hereinafter refer to the Agreement as supplemented by this Amendment. Except as otherwise provided herein, the terms of the Contribution Agreement shall remain in full force and effect.

c)
Counterparts. This Amendment may be executed in two (2) or more counterparts (any of which may be delivered by facsimile or email transmission followed promptly by an executed original), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

d)
Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment shall be governed by the internal Laws of the State of California, without giving effect to the conflict-of-laws principles thereof.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:

Evolus, Inc.

By:	/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	CEO

PARENT:

Strathspey Crown Holdings, LLC

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	Manager

ALPHAEON:

ALPHAEON Corporation

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	CEO

CONTRIBUTORS’ REPRESENTATIVE:

/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	as the Contributors’ Representative

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

February 15, 2016

Evolus, Inc.
1027 Garden Street
Santa Barbara, CA 93101
Attention: J. Christopher Marmo
Re: Agreement to Amend Contribution Agreement
Dear Chris:
Reference is hereby made to that certain Contribution Agreement, dated as of October 3, 2013, as amended on September 22, 2014 and November 2, 2015 (collectively, the “Contribution Agreement”), by and among Strathspey Crown Holdings, LLC (“Parent”), Evolus, Inc. (the “Company”), a wholly-owned subsidiary of ALPHAEON Corporation (“Alphaeon”), the Contributors and J Christopher Marmo as Contributors’ Representative (the “Contributors’ Representative”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Contribution Agreement. The parties have agreed to further amend the Contribution Agreement to provide for the following (the “Amendment”):

a)	Section 2.2(e). Development Budget.

a.	Section 2.2(e)(ii) of the Contribution Agreement shall be replaced in the entirety by the following:
“(ii) except as set forth in Section 2.2(f), no less than ninety (90) days prior to the beginning of each fiscal quarter of the Company (each, a “Quarterly Fund Date”), deposit an amount equal to the Development costs determined in accordance with the Development Budget, as updated from time to time in accordance with Section 2.2(j), for the next succeeding fiscal quarter into an escrow account accessible to the

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Company and the Contributors’ Representative to be used solely to fund the Development in accordance with the terms of the Development Budget. Until U.S. Approval, the Company, Parent, Alphaeon and Contributors’ Representative will each cooperate in the timely preparation and updating of the Development Budget no less frequently than each fiscal quarter of the Company. In order to fund the Development Budget, Parent has deposited the sum of $3,000,000 with CitiBank, as Escrow Agent (the “Escrow Account”), pursuant to the terms of the Escrow Agreement dated February 2014 (the “Escrow Agreement”), among CitiBank, as Escrow Agent (“CitiBank”), Parent, the Company and the Contributors’ Representative, Parent, Alphaeon and the Contributors’ Representative agree to immediately execute a joint instruction letter to CitiBank instructing CitiBank to release $3,000,000 from Escrow to Parent. Parent and Alphaeon agree to apply $2,000,000 to satisfy outstanding obligations owed to Pharmaceutical Product Development, LLC (“PPD”), with payment made to PPD not later than seven (7) days following the release of the $3,000,000 to Parent. Parent agrees to deposit back into the Escrow Account the amount of $2,200,000 (“Escrow Amount”) on or before March 15, 2016, which shall be held by CitiBank in accordance with the terms of the Escrow Agreement. A failure by Parent or Alphaeon to deposit the Escrow Amount on or before March 15, 2016 (“Escrow Failure”) shall be deemed to be a failure to fund the Development Budget with a Default Date of March 15, 2016. In the event of (i) an Escrow Failure, or (ii) failure of Parent or Alphaeon to pay $2,000,000 to PPD, Contributors’ Representative may exercise (on behalf of the Contributors) all rights and remedies under the Contribution Agreement, including, but not limited to those rights and remedies set forth in Section 2.2(g) without regard for the notice and waiting periods of Section 2.2(g)(ii) and the cure periods of Section 2.2(g)(iii), none of which shall be applicable in case of an Escrow Failure or failure to pay PPD. In addition, the thirty (30) days in which Contributor’s Representative has to act after a Default Date shall be extended to ninety (90) days in case of an Escrow Failure or failure to pay PPD. Nothing in this Amendment shall reduce or limit the obligations of Parent and Alphaeon to fund the Development Budget as described in Section 2.2(e) of the Contribution Agreement.”

b)	Continuing Effect. This Amendment shall be deemed to form an integral part of the Contribution Agreement and construed in connection with and as part

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of the Contribution Agreement, and all terms, conditions, covenants and agreements set forth in the Contribution Agreement and each other instrument or agreement referred to therein, as applicable, except as explicitly set forth herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the Contribution Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Contribution Agreement” in the Contribution Agreement shall hereinafter refer to the Agreement as supplemented by this Amendment. Except as otherwise provided herein, the terms of the Contribution Agreement shall remain in full force and effect.

c)
Counterparts. This Amendment may be executed in two (2) or more counterparts (any of which may be delivered by facsimile or email transmission followed promptly by an executed original), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

d)
Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment shall be governed by the internal Laws of the State of California, without giving effect to the conflict-of-laws principles thereof.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:

Evolus, Inc.

By:	/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	CEO

PARENT:

Strathspey Crown Holdings, LLC

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	Manager

ALPHAEON:

ALPHAEON Corporation

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	CEO

CONTRIBUTORS’ REPRESENTATIVE:

/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	as the Contributors’ Representative

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

April 14, 2016
Evolus, Inc.
1027 Garden Street
Santa Barbara, CA 93101
Attention: J. Christopher Marmo
Re: Fourth Agreement to Amend Contribution Agreement
Dear Chris:
Reference is hereby made to that certain Contribution Agreement, dated as of October 3, 2013, as amended on September 22, 2014, November 2, 2015 and February 15, 2016 (collectively, the “Contribution Agreement”), by and among Strathspey Crown Holdings, LLC (“Parent”), Evolus, Inc. (the “Company”), a wholly-owned subsidiary of ALPHAEON Corporation (“Alphaeon”), the Contributors and I Christopher Marmo as Contributors’ Representative (the “Contributors’ Representative”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Contribution Agreement. The parties have agreed to further amend the Contribution Agreement to provide for the following (the “Amendment”):

a)	Section 2.2(e). Development Budget.

a.	Section 2.2(e)(ii) of the Contribution Agreement shall be replaced in the entirety by the following:
“(ii) except as set forth in Section 2.2(f), no less than ninety (90) days prior to the beginning of each fiscal quarter of the Company (each, a “Quarterly Fund Date”), deposit an amount equal to the Development costs determined in accordance with the Development Budget, as updated from time to time in accordance with Section 2.2(j), for the next succeeding fiscal quarter into an escrow account accessible to the

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Company and the Contributors’ Representative to be used solely to fund the Development in accordance with the terms of the Development Budget. Until U.S. Approval, the Company, Parent, Alphaeon and Contributors’ Representative will each cooperate in the timely preparation and updating of the Development Budget no less frequently than each fiscal quarter of the Company. In order to fund the Development Budget, Parent has deposited the sum of $3,200,000 with CitiBank, as Escrow Agent (the “Escrow Account”), pursuant to the terms of the Escrow Agreement dated February 2014 (the “Escrow Agreement”), among CitiBank, as Escrow Agent (“CitiBank”), Parent, the Company and the Contributors’ Representative, Parent, Alphaeon and the Contributors’ Representative agree to immediately execute a joint instruction letter to CitiBank instructing CitiBank to release $3,200,000 from Escrow to Parent. Parent and Alphaeon agree to apply $2,200,000.00 to satisfy outstanding obligations as directed by Contributors’ Representative, with payment made no later than ten (10) days following the release of the $3,200,000 to Parent. Parent agrees to deposit back into the Escrow Account the amount of $2,700,000 (“Escrow Amount”) on or before May 31, 2016, which shall be held by CitiBank in accordance with the terms of the Escrow Agreement. A failure by Parent or Alphaeon to deposit the Escrow Amount on or before May 31, 2016 (“Escrow Failure”) shall be deemed to be a failure to fund the Development Budget with a Default Date of May 31, 2016. In the event of (i) an Escrow Failure, or (ii) failure of Parent or Alphaeon to pay $2,200,000.00 as directed by Contributors’ Representative, Contributors’ Representative may exercise (on behalf of the Contributors) all rights and remedies under the Contribution Agreement, including, but not limited to those rights and remedies set forth in Section 2.2(g) without regard for the notice and waiting periods of Section 2.2(g)(ii) and the cure periods of Section 2.2(g)(iii), none of which shall be applicable in case of an Escrow Failure or failure to pay $2,200,000.00 as directed by Contributors’ Representative. In addition, the thirty (30) days in which Contributor’s Representative has to act after a Default Date shall be extended to ninety (90) days in case of an Escrow Failure or failure to pay $2,200,000.00 as directed by Contributors’ Representative. Nothing in this Amendment shall reduce or limit the obligations of Parent and Alphaeon to fund the Development Budget as described in Section 2.2(e) of the Contribution Agreement.”

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

b)
Continuing Effect. This Amendment shall be deemed to form an integral part of the Contribution Agreement and construed in connection with and as part of the Contribution Agreement, and all terms, conditions, covenants and agreements set forth in the Contribution Agreement and each other instrument or agreement referred to therein, as applicable, except as explicitly set forth herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the Contribution Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Contribution Agreement” in the Contribution Agreement shall hereinafter refer to the Agreement as supplemented by this Amendment. Except as otherwise provided herein, the terms of the Contribution Agreement shall remain in full force and effect.

c)
Counterparts. This Amendment may be executed in two (2) or more counterparts (any of which may be delivered by facsimile or email transmission followed promptly by an executed original), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

d)
Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment shall be governed by the internal Laws of the State of California, without giving effect to the conflict-of-laws principles thereof.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:

Evolus, Inc.

By:	/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	CEO

PARENT:

Strathspey Crown Holdings, LLC

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	Manager

ALPHAEON:

ALPHAEON Corporation

By:	/s/ Robert Grant
Name:	Robert Grant
Title:	CEO

CONTRIBUTORS’ REPRESENTATIVE:

/s/ J. Christopher Marmo
Name:	J. Christopher Marmo
Title:	as the Contributors’ Representative

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.